EXHIBIT 99.1

CONTACT: Jeff Finn, AFC (707) 794-7555 (888) 875-7555 investor.relations@afc.com www.afc.com

FOR IMMEDIATE RELEASE

AFC Reports Second Quarter 2004 Financial Results

PETALUMA, Calif., July 20, 2004—AFC® (Nasdaq: AFCI), The Acronym for AccessSM, today reported financial results for the second quarter ended June 30, 2004.

Revenues for the second quarter of 2004 were $118.6 million on a generally accepted accounting principles (GAAP) basis. Revenues in the first quarter of 2004 were $92.8 million. Revenues for the second quarter of 2003 were $83.0 million. Net income for the second quarter of 2004 was $0.9 million, or $0.01 per share. The second quarter of 2004 included amortization of acquired intangibles, costs associated with the proposed merger with Tellabs, Inc. and leased facility write-offs, partially offset by an arbitration award. Net loss for the first quarter of 2004 was $2.7 million, or $.03 loss per share. The first quarter of 2004 included costs associated with acquiring North American Access (NAA), a business unit of Marconi Communications, Inc. Net income for the second quarter of 2003 was $3.3 million, or $0.04 per share.

Revenues for the first half of 2004 were $211.4 million compared with $163.5 million for the first half of 2003. Net loss for the first half of 2004 was $1.8 million, or $0.02 loss per share. The first half of 2004 included costs related to the write-off of in-process research and development costs arising form the NAA acquisition, amortization of acquired intangibles, the proposed merger with Tellabs and leased facility write-offs, partially offset by an arbitration award. Net income for the first half of 2003 was $11.7 million, or $0.14 per share.

Net income for the core business, which excludes certain merger and acquisition-related items, amortization of intangibles, leased facilities write-offs and an arbitration award, was $5.4 million, or $0.06 per share, for the second quarter of 2004, compared with $8.5 million, or $0.09 per share, for the first quarter of 2004. Core business net income for the second quarter of 2003 was $7.9 million, or $0.09 per share. Core business net income for the first half of 2004 was $13.8 million, or $0.15 per share. Core business net income for the first half of 2003 was $15.8 million, or $0.18 per share.

Reconciliations between GAAP and core business results are provided immediately following the condensed consolidated statements of cash flows. The reconciling items between GAAP results and core business results in the first half of 2004 were related to the write-off of in-process research and development costs arising from the NAA acquisition, amortization of intangible assets from the NAA acquisition and AccessLan Communications, Inc. acquisition in 2002, costs associated with the proposed merger with Tellabs, leased facility write-offs and an arbitration award. These core business measures are not in accordance with, or alternatives to, GAAP, and may be different from measures used by other companies. We believe core business results help investors better understand the financial performance of our core business. We also believe core business results provide a more consistent and useful basis for comparison between periods and for making projections. AFC management primarily uses core business results for budgeting purposes, reviewing business performance and making investment decisions.

“Our revenues came in somewhat lighter than we had anticipated,” said John Schofield, chairman, president and chief executive officer at AFC. “This was primarily due to a supply constraint of a key component that impacted FTTP shipments which we expect to be resolved in the current quarter, a large customer’s work force issue that limited the flow of orders from that customer and the timing of certain international orders in the quarter. On a positive note we had three customers contribute over 10% of revenues during the quarter: BellSouth, Sprint and Verizon. I believe this development signals our progress in becoming a leading supplier of access equipment to large carriers, our stated goal for some time.

“Order flow across our customer base remained solid throughout the quarter, with strong interest in FTTP, which resulted in a book to bill ratio greater than one. Of course, the most important news of the quarter was our announcement in May of our proposed merger with Tellabs. We anticipate closing the merger before the end of October of this year.”

In addition to the business results discussed above, an income tax receivable of $210 million is reported on the balance sheet based on the receipt of a Private Letter Ruling from the Internal Revenue Service. This ruling addressed the tax treatment of settling with borrowed shares the two hedge contracts on 10.6 million Cisco Systems, Inc. shares that matured in 2003. The cash proceeds received from the settlement were approximately $690 million. Because AFC used borrowed shares rather than its existing Cisco shares to settle the hedge contracts, AFC believes that current law allows the deferral of taxes on the gain attributable to the hedge contracts until the new Cisco stock loan is settled. The total tax liability related to the gain on the Cisco stock and hedge contracts assuming no deferral would be approximately $265 million. During 2003, estimated federal and state taxes net of applicable credits were paid on the full amount of the gain because of concern that the tax authorities could challenge the tax deferral position, and payment of these taxes were accounted for on the balance sheet. In response to AFC’s request, the Internal Revenue Service issued a Private Letter Ruling that was favorable to deferring taxes on the settlement of the hedge contracts with borrowed shares. Although a Private Letter Ruling from the Internal Revenue Service is not conclusive of all issues, based upon the strength of the ruling, AFC will file federal and state income tax returns requesting refunds that total $210 million. In addition to the income tax receivable, a deferred tax liability of $210 million has been recorded. Taxes will be due on the gain from the hedge contracts upon termination of the Cisco share loan. AFC intends to maintain the stock loan for an extended period of time, however, there is no assurance that AFC will be able to do so.

Today’s Earnings Conference Call and Webcast
 AFC will discuss its second quarter 2004 results on a conference call and audio webcast scheduled today, July 20, at approximately 1:30 p.m. Pacific time. U.S. callers can access the conference call at (800) 243-6403 and international callers may dial (312) 461-0285. The audio webcast will be simultaneously available online at: http://www.afc.com/investors/investors.asp.

The conference call replay will be available for approximately 72 hours following the call. U.S. callers can access the replay by dialing (800) 839-6713 and entering pass code 6449849. International callers may dial (402) 220-2306 and enter pass code 6449849. An audio webcast replay will also be available at http://www.afc.com/investors/investors.asp for approximately 12 months following the original call.

# # #

About AFC
 Headquartered in Petaluma, Calif., AFC is a leading provider of broadband access solutions for the global telecommunications industry. With a customer base of more than 800 service providers worldwide, AFC continues to build and support the world’s evolving broadband access network architecture. Advanced Fibre Communications, Inc., AFC, and the AFC logo are registered trademarks of Advanced Fibre Communications, Inc. The Acronym for Access is a service mark of Advanced Fibre Communications, Inc. Copyright 2004. All rights reserved. Any other trademarks are the property of their respective owners. For more information, visit AFC online at www.afc.com or call 1-(800) 690-AFCI.

Forward-Looking Statements
 Except for historical information contained in this press release, the foregoing contains forward-looking statements, including statements concerning our ability to remain a leading supplier of access equipment to large carriers and the strength of our order flow and book to bill ratio. These statements involve risks and uncertainties. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including the risks and uncertainties relating to growth in demand for broadband services; the potential for business disruption and other risks associated with AFC’s pending merger with Tellabs, Inc.; AFC’s ability to sustain its tax position with respect to deferral of gain on the Cisco hedge contracts; AFC’s ability to remedy the supply constraint issues relating to a key component for FTTP products; and AFC’s expanded product offering and the potential for increased competition related thereto. Information about potential factors that could affect AFC’s financial results is included in AFC’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find it

This communication is not a solicitation of a proxy from any security holder of Tellabs, Inc. or Advanced Fibre Communications, Inc. Tellabs, Inc. has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (File No. 333-116794), which contains a Preliminary Joint Proxy Statement/Prospectus. Tellabs, Inc. and Advanced Fibre Communications, Inc. expect to mail a Definitive Joint Proxy Statement/Prospectus to their respective stockholders concerning the proposed merger of Advanced Fibre Communications, Inc. with a subsidiary of Tellabs, Inc. WE URGE

INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Tellabs, Inc. will be available free of charge from Tellabs Investor Relations, 1415 West Diehl Road, Naperville, IL 60563, 630-798-8800. Documents filed with the SEC by Advanced Fibre Communications, Inc. will be available free of charge from Advanced Fibre Communications Investor Relations, 1465 North McDowell Blvd., Petaluma, CA, USA 94954, 707-792-3500.

Interest of Certain Persons in the Merger
 Tellabs, Inc. and Advanced Fibre Communications, Inc., and their respective directors and executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Tellabs, Inc. and Advanced Fibre Communications, Inc. in connection with the merger. The directors and executive officers of Tellabs, Inc. and Advanced Fibre Communications, Inc. have interests in the merger, some of which may differ from, or may be in addition to, those of the respective stockholders of Tellabs, Inc. and Advanced Fibre Communications, Inc. generally. Those interests will be described in greater detail in the Definitive Joint Proxy Statement/Prospectus with respect to the merger, which may include potential membership on the Tellabs, Inc. Board of Directors, option and stock holdings and indemnification. Information about the directors and executive officers of Tellabs, Inc. and their ownership of Tellabs, Inc. stock is set forth in the proxy statement for Tellabs, Inc.’s 2004 annual meeting of stockholders. Information about the directors and executive officers of Advanced Fibre Communications, Inc. and their ownership of Advanced Fibre Communications, Inc. stock is set forth in the proxy statement for Advanced Fibre Communications, Inc.’s 2004 annual meeting of stockholders. Investors may obtain additional information regarding the interests of the participants by reading the joint proxy statement/prospectus.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenues	$118,591	$83,038	$211,375	$163,490
Cost of revenues	70,397	41,914	115,901	82,767

Gross profit	48,194	41,124	95,474	80,723

Operating expenses:
Research and development	22,772	19,392	40,397	35,336
Sales and marketing	13,319	11,065	24,457	20,841
General and administrative	13,202	8,875	21,265	14,815
Amortization of acquired intangibles	4,357	651	6,306	1,444
Integration costs	1,438	—	2,551	—
Securities litigation settlement costs	(5,787)	—	(5,787)	—
In-process research and development	—	—	14,000	—

Total operating expenses	49,301	39,983	103,189	72,436

Operating income (loss)	(1,107)	1,141	(7,715)	8,287
Other income:
Interest income, net	1,834	3,311	4,750	5,862
Unrealized gains on Cisco investment	—	30	—	1,386
Other	59	(36)	73	4

Total other income, net	1,893	3,305	4,823	7,252

Income (loss) before income taxes	786	4,446	(2,892)	15,539
Income taxes (benefit)	(135)	1,112	(1,128)	3,885

Net income (loss)	$921	$3,334	$(1,764)	$11,654

Basic net income (loss) per share	$0.01	$0.04	$(0.02)	$0.14

Shares used in basic per share computations	88,125	85,287	87,876	85,094

Diluted net income (loss) per share	$0.01	$0.04	$(0.02)	$0.14

Shares used in diluted per share computations	89,405	86,388	87,876	86,280

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$134,607	$246,552
Cisco marketable securities	247,407	250,786
Other marketable securities	478,316	594,230
Accounts receivable, net	68,436	54,464
Income taxes receivable	210,100	—
Inventories, net	44,714	18,959
Other current assets	5,538	27,026

Total current assets	1,189,118	1,192,017
Property and equipment, net	58,457	43,762
Goodwill	189,612	55,883
Other acquired intangible assets, net	77,552	1,639
Other assets	29,549	24,415

Total assets	$1,544,288	$1,317,716

Liabilities & stockholders’ equity
Current liabilities:
Accounts payable	$22,410	$11,112
Accrued liabilities	56,925	39,605
Cisco securities loans payable	247,407	250,786
Current taxes payable	34,621	26,989
Deferred tax liabilities	174,457	—

Total current liabilities	535,820	328,492
Long-term liabilities	5,112	4,068
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	883	871
Additional paid-in capital	398,054	376,394
Deferred compensation	(11)	(29)
Accumulated other comprehensive income	(166)	1,560
Retained earnings	605,436	607,200
Treasury stock	(840)	(840)

Total stockholders’ equity	1,003,356	985,156

Total liabilities and stockholders’ equity	$1,544,288	$1,317,716

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30
	2004	2003
Cash flows from operating activities:
Net income (loss)	$(1,764)	$11,654
Adjustments to reconcile net income to net cash provided by operating activities:
Current income taxes	(202,468)	105,905
Deferred income taxes	197,367	(239,119)
Depreciation and amortization	15,944	10,026
In-process research and development	14,000	—
Increase in reserve for returns, rebates and credits	4,654	324
Tax benefit from option exercises	3,905	3,850
Interest receivable	983	(3,512)
Reduction in reserve for purchase commitments	(836)	(2,196)
Increase in reserve for write-down of inventories	635	2,432
Allowance for doubtful accounts	16	350
Other non-cash adjustments to operating income	6	2,881
Cash proceeds from settlement of Cisco hedge contracts	—	690,226
Unrealized gains on Cisco investment	—	(1,386)
Changes in operating assets and liabilities:
Accounts receivable	(1,570)	(19,038)
Inventories	(13,291)	5,490
Other current assets	221	19,358
Other assets	8	61
Accounts payable	(5,142)	2,983
Accrued and other liabilities	3,358	(6,161)

Net cash provided by operating activities	16,026	584,128

Cash flows from investing activities:
Purchases of other marketable securities	(1,971,694)	(1,875,903)
Sales of other marketable securities	1,712,121	1,514,662
Maturities of other marketable securities	371,646	31,007
Payment for purchase of business	(245,746)	—
Purchases of property and equipment	(7,015)	(5,874)
Restricted investment	(3,050)	—
Investment in privately-held company	(2,000)	—

Net cash used in investing activities	(145,738)	(336,108)

Cash flows from financing activities:
Proceeds from common stock issuances	17,767	10,827
Purchase of treasury stock	—	(701)

Net cash provided by financing activities	17,767	10,126

Increase (decrease) in cash and cash equivalents	(111,945)	258,146
Cash and cash equivalents, beginning of period	246,552	94,754

Cash and cash equivalents, end of period	$134,607	$352,900

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2004
		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results
Revenues	$118,591		$118,591
Cost of revenues	70,397		70,397

Gross profit	48,194		48,194

Operating expenses:
Research and development	22,772	(293)[1]	22,479
Sales and marketing	13,319	(42)[2]	13,277
General and administrative	13,202	(4,917)[2,3]	8,285
Amortization of acquired intangibles	4,357	(4,357)[4]	—
Integration costs	1,438		1,438
Securities litigation settlement costs	(5,787)	5,787 [5]	—

Total operating expenses	49,301	(3,822)	45,479

Operating income (loss)	(1,107)	3,822	2,715
Other income:
Interest income, net	1,834		1,834
Other	59		59

Total other income, net	1,893		1,893

Income before income taxes	786	3,822	4,608
Income taxes (benefit)	(135)	(631)	(766)

Net income	$921	4,453	$5,374

Basic net income per share	$0.01		$0.06

Shares used in basic per share computations	88,125		88,125

Diluted net income per share	$0.01		$0.06

Shares used in diluted per share computations	89,405		89,405

Notes:

1)	Adjustments arose from a leased facility write-off.

2)	Adjustments arose from additional leased facility write-offs stemming from a workforce reduction initiated in 2003.

3)	Adjustment of $3,510 for Tellabs merger-related costs.

4)	Adjustment arose from the amortization of intangible assets acquired in the NAA and AccessLan acquisitions.

5)	Adjustment for an arbitration award for compensatory damages and interest from a former insurer.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31, 2004
		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results
Revenues	$92,784		$92,784
Cost of revenues	45,504		45,504

Gross profit	47,280		47,280

Operating expenses:
Research and development	17,625		17,625
Sales and marketing	11,138		11,138
General and administrative	8,063		8,063
In-process research and development	14,000	(14,000)[1]	—
Amortization of acquired intangibles	1,949	(1,949)[2]	—
Integration costs	1,113		1,113

Total operating expenses	53,888	(15,949)	37,939

Operating income (loss)	(6,608)	15,949	9,341
Other income (expense):
Interest income, net	2,916		2,916
Other	14		14

Total other income	2,930		2,930

Income (loss) before income taxes	(3,678)	15,949	12,271
Income taxes (benefit)	(993)	4,797	3,804

Net income (loss)	$(2,685)	11,152	$8,467

Basic net income (loss) per share	$(0.03)		$0.10

Shares used in basic per share computations	87,628		87,628

Diluted net income (loss) per share	$(0.03)		$0.09

Shares used in diluted per share computations	87,628		90,156

Notes:

1)	Adjustment arose from the write-off of in-process research and development costs upon acquisition of NAA in February 2004.

2)	Adjustment arose from the amortization of intangible assets acquired in the NAA and AccessLan acquisitions.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2003
		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results
Revenues	$83,038		$83,038
Cost of revenues	41,914	(778)[1]	41,136

Gross profit	41,124	778	41,902

Operating expenses:
Research and development	19,392	(1,887)[1,2]	17,505
Sales and marketing	11,065	(471)[1]	10,594
General and administrative	8,875	(2,338)[1]	6,537
Amortization of acquired intangibles	651	(651)[3]	—

Total operating expenses	39,983	(5,347)	34,636

Operating income	1,141	6,125	7,266
Other income:
Interest income, net	3,311		3,311
Unrealized gains on Cisco investment	30	(30)[4]	—
Other	(36)		(36)

Total other income	3,305	(30)	3,275

Income before income taxes	4,446	6,095	10,541
Income taxes	1,112	1,524	2,636

Net income	$3,334	4,571	$7,905

Basic net income per share	$0.04		$0.09

Shares used in basic per share computations	85,287		85,287

Diluted net income per share	$0.04		$0.09

Shares used in diluted per share computations	86,388		86,388

Notes:

1)	Adjustments related to severance and leased facility write-offs resulting from a workforce reduction initiated in 2003.

2)	Adjustment for $292 arose from a leased facility write-off.

3)	Adjustment arose from the amortization of intangible assets acquired in the acquisition of AccessLan in 2002.

4)	Adjustment arose from income generated by the Cisco securities holdings and related hedge contract.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Six Months Ended June 30, 2004
		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results
Revenues	$211,375		$211,375
Cost of revenues	115,901		115,901

Gross profit	95,474		95,474

Operating expenses:
Research and development	40,397	(293)[1]	40,104
Sales and marketing	24,457	(42)[2]	24,415
General and administrative	21,265	(4,917)[2,3]	16,348
In-process research and development	14,000	(14,000)[4]	—
Amortization of acquired intangibles	6,306	(6,306)[5]	—
Integration costs	2,551		2,551
Securities litigation settlement costs	(5,787)	5,787 [6]	—

Total operating expenses	103,189	(19,771)	83,418

Operating income (loss)	(7,715)	19,771	12,056
Other income:
Interest income, net	4,750		4,750
Other	73		73

Total other income, net	4,823		4,823

Income (loss) before income taxes	(2,892)	19,771	16,879
Income taxes (benefit)	(1,128)	4,166	3,038

Net income (loss)	$(1,764)	15,605	$13,841

Basic net income (loss) per share	$(0.02)		$0.16

Shares used in basic per share computations	87,876		87,876

Diluted net income (loss) per share
	$(0.02)		$0.15

Shares used in diluted per share computations
	87,876		89,784

Notes:

1)	Adjustment arose from a leased facility write-off.

2)	Adjustments arose from additional leased facility write-offs stemming from a workforce reduction initiated in 2003.

3)	Adjustment of $3,510 for Tellabs merger-related costs.

4)	Adjustment arose from the write-off of in-process research and development costs upon acquisition of NAA in February 2004.

5)	Adjustment arose from the amortization of intangible assets acquired in the NAA and AccessLan acquisitions.

6)	Adjustment for an arbitration award for compensatory damages and interest from a former insurer.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Six Months Ended June 30, 2003
		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results
Revenues	$163,490		$163,490
Cost of revenues	82,767	(778)[1]	81,989

Gross profit	80,723	778	81,501

Operating expenses:
Research and development	35,336	(1,887)[1,2]	33,449
Sales and marketing	20,841	(471)[1]	20,370
General and administrative	14,815	(2,338)[1]	12,477
Amortization of acquired intangibles	1,444	(1,444)[3]	—

Total operating expenses	72,436	(6,140)	66,296

Operating income	8,287	6,918	15,205
Other income:
Interest income, net	5,862		5,862
Unrealized gains on Cisco investment	1,386	(1,386)[4]	—
Other	4		4

Total other income	7,252	(1,386)	5,866

Income before income taxes	15,539	5,532	21,071
Income taxes	3,885	1,383	5,268

Net income	$11,654	$4,149	$15,803

Basic net income per share	$0.14		$0.19

Shares used in basic per share computations	85,094		85,094

Diluted net income per share	$0.14		$0.18

Shares used in diluted per share computations	86,280		86,280

Notes:

1)	Adjustments related to severance and leased facility write-offs resulting from a workforce reduction initiated in 2003.

2)	Adjustment for $292 arose from a leased facility write-off.

3)	Adjustment arose from the amortization of intangible assets acquired in the acquisition of AccessLan in 2002.

4)	Adjustment arose from income generated by the Cisco securities holdings and related hedge contract.